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EXHIBIT 21

SCHEDULE OF TRANSMONTAIGNE INC. SUBSIDIARIES AT JUNE 30, 2000


Ownership                                                          State/Country
of                                                    Trade        of
Subsidiary   Name of Subsidiary                       Name         Organization
----------   ------------------------------------     -----------  -------------

  100%       K123 Corporation                         None         Colorado

  100%       Republic Natural Gas Company             None         Kansas

  100%       TransMontaigne Canada Ltd.               None         Canada

   65%       TransMontaigne Holding Inc.              None         Arkansas

  100%       TransMontaigne Pipeline Inc.             None         Arkansas

  100%       TransMontaigne Product Services Inc.     None         Delaware

  100%       TransMontaigne Terminaling Inc.          Razorback    Arkansas
                                                      Terminaling
                                                      Co.